As filed with the Securities and Exchange Commission on July 15, 2021
Registration No. 333- 257774

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WM Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	7374	98-1605615
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

41 Discovery
Irvine, California 92618
Tel: (844) 933-3627
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Brian Camire
General Counsel
WM Technology, Inc.
41 Discovery
Irvine, California 92618
Tel: (844) 933-3627
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Dave Peinsipp
Garth Osterman
Kristin VanderPas
Peter Byrne
Cooley LLP
101 California Street, 5th Floor
San Francisco, California 94111
Tel: (415) 693-2177

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering
Class A Common Stock, $0.0001 par value per share	110,898,382(2)	$17.04(3)	$ 1,889,708,438	$ 206,168
Secondary Offering
Class A Common Stock, $0.0001 par value per share	105,230,932(4)	$17.04(3)	$ 1,793,135,086	$ 195,632
Warrants to purchase Class A Common Stock	7,000,000(5)	—	—	—(6)
Total			$ 3,682,843,524	$ 401,800(7)

(1)
Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)
Consists of the primary issuance of 110,898,382 shares of Class A Common Stock, consisting of (i) 7,000,000 shares of Class A Common Stock issuable upon exercise of warrants originally issued in a private placement (the “Private Placement Warrants”) in connection with the initial public offering of Silver Spike Acquisition Corp. (“Silver Spike”) by the holders thereof, (ii) 12,499,933 shares of Class A Common Stock issuable upon exercise of the public warrants originally issued in the initial public offering of Silver Spike (the “Public Warrants” and together with the Private Placement Warrants, the “Warrants”) by the holders thereof, (iii) 65,502,347 shares of Class A Common Stock issuable upon exchange of Class A units representing limited liability company interests of WM Holding Company, LLC (“WMH LLC” and such units, the “Class A Units”)) combined with an equivalent number of shares of Class V Common Stock (together with the Class A Common Stock, the “Common Stock”), par value $0.0001 per share (together with the Class A Units, the “Paired Interests”) and (iv) 25,896,042 shares of Class A Common Stock issuable upon exchange of Class P units representing limited liability company interests of WMH LLC (“Class P Units”).

(3)
Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $17.04, which is the average of the high and low prices of the Class A Common Stock on July 6, 2021 on The Nasdaq Global Select Market.

(4)
Consists of 105,014,011 shares of Class A Common Stock registered for resale by the selling securityholders named in this registration statement, consisting of (i) 38,750,000 issued and outstanding shares of Class A Common Stock, (ii) 59,264,011 shares of Class A Common Stock issuable upon exchange of such selling securityholder’s Paired Interests or Class P Units and (iii) 7,000,000 shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants.

(5)	Represents the resale of 7,000,000 Private Placement Warrants, which were issued on August 12, 2019 and will become exercisable on July 16, 2021.

(6)
In accordance with Rule 457(i), the entire registration fee for the Warrants (as defined below) is allocated to the shares of Class A Common Stock underlying the Warrants, and no separate fee is payable for the Warrants.

(7)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

WM Technology, Inc. is filing this Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-257774) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of the Registration Statement, the signature page to the Registration Statement and filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.
F-1

PART II

Information Not Required in Prospectus

Item 16. Exhibits.

Exhibit No.	Description
2.1+
Agreement and Plan of Merger, dated December 10, 2020, by and among Silver Spike, Merger Sub, WMH, and the Holder Representative named therein (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on December 10, 2020).

3.1	Certificate of Incorporation of the Company, dated June 15, 2021 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on June 21, 2021).
3.2	Amended and Restated Bylaws of the Company, dated June 16, 2021 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on June 21, 2021).
4.1	Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on June 21, 2021).
4.2	Form of Warrant Certificate of the Company (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on June 21, 2021).
4.3
Warrant Agreement, dated August 7, 2019, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 filed on Silver Spike’s Current Report on Form 8-K, filed by the Company on August 12, 2019).

5.1	Opinion of Cooley LLP
10.1
Exchange Agreement, dated as of June 16, 2021, by and among the Company, Silver Spike Sponsor and the other parties thereto (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 21, 2021).

10.2
Tax Receivable Agreement, dated as of June 16, 2021, by and among the Company and the other parties thereto (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on June 21, 2021).

10.3	Fourth Amended and Restated Operating Agreement of WMH LLC (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on June 21, 2021).
10.4	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 10, 2020).
10.5
Amended and Restated Registration Rights Agreement, dated as of June 16, 2021, by and among the Company, Silver Spike Sponsor and the other parties thereto (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on June 21, 2021).

10.6#	Form of Indemnification Agreement by and between the Company and its directors and officers (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed on June 21, 2021).
10.7#	WM Technology, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed on June 21, 2021).
10.7(a)#	Form of Stock Option Grant Notice (incorporated by reference to Exhibit 10.7(a) to the Current Report on Form 8-K filed on June 21, 2021).
10.7(b)#	Form of RSU Award Grant Notice (incorporated by reference to Exhibit 10.7(b) to the Current Report on Form 8-K filed on June 21, 2021).
10.8#	WM Technology, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed on June 21, 2021).
10.9#	Offer letter by and between Ghost Management Group, LLC and Christopher Beals, dated July 31, 2015 (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed on June 21, 2021).
10.10#	Offer letter by and between Ghost Management Group, LLC and Justin Dean, dated October 3, 2018 (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed on June 21, 2021).
10.11#	Offer letter by and between Ghost Management Group, LLC and Steven Jung, dated May 17, 2017 (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed on June 21, 2021).

10.12
Lease by and between the Irvine Company LLC and Ghost Media Group, LLC, dated November 11, 2013, as amended (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K filed on June 21, 2021).

10.13
First Amendment to Lease and Consent to Assignment by and between Discovery Business Center LLC, as successor-in-interest to the Irvine Company LLC, and Ghost Management Group, LLC, as successor-in-interest to Ghost Media Group, LLC, dated January 27, 2016 (incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K filed on June 21, 2021).

10.14
Second Amendment to Lease, by and between Discovery Business Center LLC and Ghost Management Group, LLC, dated April 7, 2017 (incorporated by reference to Exhibit 10.14 to the Current Report on Form 8-K filed on June 21, 2021).

10.15
Third Amendment to Lease, by and between Discovery Business Center LLC and Ghost Management Group, LLC, dated December 29, 2017 (incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K filed on June 21, 2021).

10.16
Fourth Amendment to Lease, by and between Discovery Business Center LLC and Ghost Management Group, LLC, dated May 3, 2018 (incorporated by reference to Exhibit 10.16 to the Current Report on Form 8-K filed on June 21, 2021).

10.17	Strategic Advisor Agreement, by and between the Company and Steven Jung, dated June 21, 2021 (incorporated by reference to Exhibit 10.17 to the Current Report on Form 8-K filed on June 21, 2021).
16.1	Letter from Marcum LLP to the SEC, dated June 16, 2021 (incorporated by reference to Exhibit 16.1 to the Current Report on Form 8-K filed on June 21, 2021).
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Current Report on Form 8-K filed on June 21, 2021).
23.1*	Consent of Baker Tilly US, LLP
23.2	Consent of Cooley LLP (included in Exhibit 5.1)
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*	Previously filed.

+	The schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

#	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irvine, State of California on July 15, 2021.

WM TECHNOLOGY, INC.

/s/ Christopher Beals
Name:	Christopher Beals
Title:	Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Christopher Beals	Chief Executive Officer and Director	July 15, 2021
Christopher Beals	(Principal Executive Officer)

*	Chief Financial Officer	July 15, 2021
Arden Lee	(Principal Financial Officer and Principal Accounting Officer)

*	Director	July 15, 2021
Tony Aquila

*	Director	July 15, 2021
Douglas Francis

*	Director	July 15, 2021
Brenda Freeman

*	Director	July 15, 2021
Olga Gonzalez

*	Director	July 15, 2021
Scott Gordon

*	Director	July 15, 2021
Justin Hartfield

*	Director	July 15, 2021
Fiona Tan

*By:	/s/ Christopher Beals
Christopher Beals Attorney-in-fact